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FOR IMMEDIATE RELEASE

DATE:   June 16, 1999


                                                 FOR ADDITIONAL INFORMATION

                                                 James G. Hudson, Jr., President
                                                 Century Bancorp, Inc.
                                                 (336) 475-4663


                         CENTURY BANCORP, INC. ANNOUNCES
                       AMENDMENT TO STOCK REPURCHASE PLAN

         James G. Hudson, Jr., President of Century Bancorp, Inc., Thomasville, North Carolina, announced that the Company's Board of Directors has adopted an amendment to its stock repurchase plan. The amendment deleted a provision to the stock repurchase plan which provided that Century Bancorp could not use more than 10% of its consolidated net worth to make repurchases during any 12 month period. Under the amended plan, Century Bancorp could use more than 10% of its consolidated net worth to make repurchases during a 12 month period if no applicable federal or state law, rule or regulation would be violated.

         As of March 31, 1999, Century Bancorp had consolidated assets of $91,757,720, consolidated stockholders' equity of $18,320,162 and 1,194,719 shares outstanding. The company's wholly owned subsidiary, Home Savings, Inc., SSB, is located in Thomasville, North Carolina. Century Bancorp's common stock is listed for quotation on the Nasdaq Small Cap market under the symbol "CENB".